Exhibit 99.1

Encore Capital Group Announces Fourth Quarter and Full Year 2013 Financial Results;

Diversifies and Expands Global Footprint

•	Full-Year Collections rise 35 percent to $1.3 Billion

•	GAAP EPS of $2.94 for 2013

•	Adjusted EPS increased 23 percent to $3.86 for 2013

•	Extends footprint to Latin America with 51 percent purchase in Refinancia

•	Agrees to acquire 68 percent of Grove Capital Management, a U.K purchaser and servicer of Individual Voluntary Arrangements (IVAs)

•	Core credit facility extended five years and expanded to $846 million in commitments

•	Completed convertible bond call spread, increasing strike price to $60 on 2017 convertible notes

SAN DIEGO, February 25, 2014 — Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers and property owners across a broad range of assets, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2013. In a series of related announcements, the Company stated that it has acquired a controlling interest in Refinancia, a debt buyer and market share leader in Colombia and Peru, and has entered into an agreement to acquire a controlling interest in Grove, a leader in the purchasing and servicing of Individual Voluntary Arrangements, or IVAs, in the U.K.

“2013 was a watershed year for Encore. We delivered outstanding financial and operational results and expanded into geographies and assets that will make us an even stronger and more diversified company,” said Ken Vecchione, the Company’s President and Chief Executive Officer. “There’s no doubt that Encore is now positioned as one of the leading specialty finance companies anywhere in the world.”

“At Encore, we are maintaining our focus on the disciplined execution of our growth strategies to continue to drive shareholder value. Our core business was strong, attaining record earnings, collections and operating cash flow for the year,” said Vecchione.

“At the same time, we have significantly expanded our global footprint to the U.K. and Latin America through a series of strategic acquisitions.” As we continue to evaluate the deployment of capital on a global basis, Encore is well positioned to capitalize on higher returns in a wide variety of world markets.”

To support its growth plans, Encore also announced the expansion of its existing credit facility to $846 million, with an additional $250 million of capacity available under its accordion, bringing the total facility to $1.1 billion.

“The expansion to our facility will provide us with the capital necessary to advance our growth strategies. We appreciate the confidence that our lenders have shown by increasing their commitments, as well as the entrance of a number of new lenders to our facility. With the additional commitments, we have more than $360 million of availability under our facility and an ability to expand that by an additional $250 million,” said Paul Grinberg, Encore’s Chief Financial Officer.

Grinberg also announced the completion of Encore’s convertible bond call spread, moving the bond’s strike price from $44.19 to $60.00. “The combination of the call spread and the extension of our credit facility affords management the opportunity and flexibility for future growth prospects,” he said.

Encore Capital Group, Inc.

Financial Highlights for the Fourth Quarter of 2013:

•	Gross collections from the portfolio purchasing and recovery business were $351.3 million, a 52% increase over the $230.5 million in the same period of the prior year.

•	Investment in receivable portfolios in the portfolio purchasing and recovery business was $105.0 million, to purchase $1.032 billion in face value of debt, compared to $153.6 million, to purchase $8.5 billion in face value of debt in the same period of the prior year.

•	Available capacity under Encore’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $257.9 million as of December 31, 2013. Total debt was $1.85 billion as of December 31, 2013, compared to $706.0 million as of December 31, 2012.

•	Revenue from receivable portfolios in the portfolio purchasing and recovery business, net of allowance adjustments, was $226.8 million, a 62% increase over the $139.6 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of net portfolio allowances, increased to approximately 63% from 59% in the same period of the prior year.

•	Total operating expenses were $168.5 million, a 62% increase over the $103.9 million in the same period of the prior year. Adjusted Operating Expenses (defined as operating expenses excluding stock-based compensation expense, expenses related to non-portfolio purchasing and recovery business, one-time charges, and acquisition related legal and advisory expenses) per dollar collected for the portfolio purchasing and recovery business decreased to 42.1% compared to 42.8% in the same period of the prior year.

•	Adjusted EBITDA (defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expenses, portfolio amortization, one-time charges, and acquisition and integration related expenses), was $206.0 million, a 53% increase over the $134.7 million in the same period of the prior year.

•	Total interest expense for the portfolio purchasing and recovery segment increased to $29.7 million, as compared to $6.5 million in the same period of the prior year, reflecting the financing of our recent acquisitions.

•	Net income from continuing operations was $24.4 million, or $0.87 per fully diluted share, compared to net income from continuing operations of $20.2 million, or $0.79 per fully diluted share, in the same period of the prior year.

•	Adjusted Income from Continuing Operations (defined as net income from continuing operations excluding income attributable to the non-controlling interest in Cabot, non-cash interest and issuance cost amortization, one-time charges, and acquisition and integration related expenses, all net of tax) was $28.3 million, compared to adjusted income from continuing operations of $20.4 million in the same period of the prior year.

•	Adjusted for 1,041,000 shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes, Adjusted Income from Continuing Operations rose 31% to $1.05 per fully diluted share, compared to $0.80 per fully diluted share in the same period of the prior year.

Financial Highlights for the full year of 2013:

•	Gross collections were $1.28 billion, a 35% increase over the $948.1 million in 2012.

Encore Capital Group, Inc.

•	Investment in receivable portfolios in the portfolio purchasing and recovery business was $1.205 billion, to purchase $85.0 billion in face value of debt, compared to $562.3 million, to purchase $18.5 billion in face value of debt in 2012.

•	Revenue from receivables portfolios in the portfolio purchasing and recovery business, net of allowance adjustments, was $744.9 million, a 37% increase over the $545.4 million in 2012.

•	Total operating expenses were $575.0 million, a 43% increase over the $401.7 million in 2012. Adjusted Operating Expenses per dollar collected for the portfolio purchasing and recovery business decreased to 39.1% compared to 40.0% in 2012.

•	Adjusted EBITDA was $784.3 million, a 36% increase over the $577.4 million in 2012.

•	Net income from continuing operations attributable to Encore was $77.0 million or $2.94 per fully diluted share, compared to $78.6 million or $3.04 per fully diluted share in 2012.

•	Adjusted Income from Continuing Operations was $98.8 million, compared to adjusted income from continuing operations of $81.3 million in 2012.

•	Adjusted for 595,000 shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes, Adjusted Income from Continuing Operations was $3.86 per fully diluted share, compared to $3.15 per fully diluted share in 2012.

•	Total stockholders’ equity per share, excluding the effects of discontinued operations, was $21.98 at December 31, 2013, a 40% increase over $15.71 at December 31, 2012.

Conference Call and Webcast

The Company will hold a conference call today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss fourth quarter and full year results.

Members of the public are invited to listen to the event via a listen-only telephone conference call line or the Internet. To access the live telephone conference call, please dial (877) 670-9781 or (631) 456-4378. The Conference ID is 59637255. To access the live webcast via the Internet, log on at the Investors page of the Company’s website at www.encorecapital.com.

Non-GAAP Financial Measures

This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included Adjusted Income from Continuing Operations per Share because management believes that investors rely on this measure to assess operating performance, in order highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s revolving credit facility, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning Adjusted Operating Expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted Income from Continuing Operations per Share, Adjusted EBITDA, and Adjusted Operating Expenses, have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of the Company’s operating performance.

Encore Capital Group, Inc.

Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company providing debt recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, the Company purchases portfolios of consumer receivables from major banks, credit unions, and utility providers, and partners with individuals as they repay their obligations and work toward financial recovery. Through its Propel Financial Services subsidiary, the Company assists property owners who are delinquent on their property taxes by structuring affordable monthly payment plans and purchases delinquent tax liens directly from select taxing authorities. Through its Cabot Credit Management subsidiary in the United Kingdom, the Company is a market-leading acquirer and manager of consumer debt in the United Kingdom and Ireland. Encore’s success and future growth are driven by its sophisticated and widespread use of analytics, its broad investments in data and behavioral science, the significant cost advantages provided by its highly efficient operating model and proven investment strategy, and the Company’s demonstrated commitment to conducting business ethically and in ways that support its consumers’ financial recovery.

Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about the Company can be found at www.encorecapital.com

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapital.com

Adam Sragovicz (858) 309-9509

adam.sragovicz@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

	December 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$126,213	$17,510
Investment in receivable portfolios, net	1,590,249	873,119
Deferred court costs, net	41,219	35,407
Receivables secured by property tax liens, net	212,814	135,100
Property and equipment, net	55,783	23,223
Other assets	154,783	31,535
Goodwill	504,213	55,446

Total assets(1)	$2,685,274	$1,171,340

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$137,272	$43,909
Deferred tax liabilities, net	7,164	8,236
Debt	1,850,431	706,036
Other liabilities	87,936	7,343

Total liabilities(1)	2,082,803	765,524

Redeemable noncontrolling interest	26,564	—
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,457 shares and 23,191 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	255	232
Additional paid-in capital	171,819	88,029
Accumulated earnings	394,628	319,329
Accumulated other comprehensive gain (loss)	5,195	(1,774)

Total Encore Capital Group, Inc. stockholders’ equity	571,897	405,816
Noncontrolling interest	4,010	—

Total stockholders’ equity	575,907	405,816

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$2,685,274	$1,171,340

(1)	The Company’s consolidated assets as of December 31, 2013 included $1,106,538 of assets from its variable interest entity, or VIE, that can only be used to settle obligations of the VIE. These assets include cash and cash equivalents of $62,403; investment in receivable portfolios, net, of $620,312; property and equipment, net, of $13,755; other assets of $33,772; and goodwill of $376,296. The Company’s consolidated liabilities as of December 31, 2013, included $895,792 of liabilities of its VIE, whose creditors have no recourse to the Company. These liabilities include accounts payable and accrued liabilities of $47,219; debt of $846,676; and other liabilities of $1,897.

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues
Revenue from receivable portfolios, net	$226,776	$139,594	$744,870	$545,412
Other revenues	6,115	291	12,588	905
Net interest income	4,208	4,018	15,906	10,460

Total revenues	237,099	143,903	773,364	556,777

Operating expenses
Salaries and employee benefits	50,986	28,193	165,040	101,084
Cost of legal collections	49,265	45,500	186,959	168,703
Other operating expenses	20,531	10,085	66,649	48,939
Collection agency commissions	10,380	2,980	33,097	15,332
General and administrative expenses	32,284	15,467	109,713	61,798
Depreciation and amortization	5,020	1,647	13,547	5,840

Total operating expenses	168,466	103,872	575,005	401,696

Income from operations	68,633	40,031	198,359	155,081

Other (expense) income
Interest expense	(29,747)	(6,540)	(73,269)	(25,564)
Other income (expense)	40	37	(4,222)	808

Total other expense	(29,707)	(6,503)	(77,491)	(24,756)

Income from continuing operations before income taxes	38,926	33,528	120,868	130,325
Provision for income taxes	(15,278)	(13,361)	(45,388)	(51,754)

Income from continuing operations	23,648	20,167	75,480	78,571
Loss from discontinued operations, net of tax	(1,432)	—	(1,740)	(9,094)

Net income	22,216	20,167	73,740	69,477

Net loss attributable to noncontrolling interest	737	—	1,559	—

Net income attributable to Encore Capital Group, Inc. stockholders	$22,953	$20,167	$75,299	$69,477

Amounts attributable to Encore Capital Group, Inc.:
Income from continuing operations	$24,385	$20,167	$77,039	$78,571
Loss from discontinued operations, net of tax	(1,432)	—	(1,740)	(9,094)

Net income	$22,953	$20,167	$75,299	$69,477

Earnings (loss) per share attributable to Encore Capital Group, Inc.:
Basic earnings (loss) per share from:
Continuing operations	$0.95	$0.82	$3.12	$3.16
Discontinued operations	$(0.05)	$—	$(0.07)	$(0.36)

Net basic earnings per share	$0.90	$0.82	$3.05	$2.80

Diluted earnings (loss) per share from:
Continuing operations	$0.87	$0.79	$2.94	$3.04
Discontinued operations	$(0.05)	$—	$(0.07)	$(0.35)

Net diluted earnings per share	$0.82	$0.79	$2.87	$2.69

Weighted average shares outstanding:
Basic	25,645	24,639	24,659	24,855
Diluted	28,141	25,565	26,204	25,836

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended December 31,
	2013	2012	2011
Operating activities:
Net income	$73,740	$69,477	$60,958
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,547	5,840	4,661
Impairment charge for goodwill and identifiable intangible assets	—	10,400	—
Amortization of loan costs and premium on receivables secured by tax liens	6,715	3,268	1,833
Stock-based compensation expense	12,649	8,794	7,709
Recognized loss on termination of derivative contract	3,630	—	—
Deferred income taxes	(28,188)	(7,474)	(1,917)
Excess tax benefit from stock-based payment arrangements	(5,609)	(4,123)	(5,101)
Loss on sale of discontinued operations	—	2,416	—
(Reversal) provision for allowances on receivable portfolios, net	(12,193)	(4,221)	10,823
Changes in operating assets and liabilities
Deferred court costs and other assets	(11,697)	2,893	(4,169)
Prepaid income tax and income taxes payable	(468)	7,060	6,495
Accounts payable, accrued liabilities and other liabilities	22,649	4,190	3,287

Net cash provided by operating activities	74,775	98,520	84,579

Investing activities:
Cash paid for acquisition, net of cash acquired	(449,024)	(186,731)	—
Purchases of receivable portfolios, net of put-backs	(249,562)	(559,259)	(383,998)
Collections applied to investment in receivable portfolios, net	546,366	406,815	301,474
Originations and purchases of receivables secured by tax liens	(116,960)	(34,036)	—
Collections applied to receivables secured by tax liens	70,573	35,706	—
Purchases of property and equipment	(13,423)	(6,265)	(5,564)
Other	(5,210)	—	—

Net cash used in investing activities	(217,240)	(343,770)	(88,088)

Financing activities:
Payment of loan costs	(17,207)	(12,359)	(840)
Proceeds from credit facilities	659,940	508,399	121,000
Repayment of credit facilities	(630,163)	(289,673)	(143,000)
Proceeds from senior secured notes	151,670	—	25,000
Repayment of senior secured notes	(13,750)	(2,500)	—
Proceeds from issuance of convertible senior notes	172,500	115,000	—
Repayment of preferred equity certificates	(39,743)	—	—
Purchases of convertible hedge instruments	(32,008)	(22,669)	—
Proceeds from sale of warrants	—	11,028	—
Repurchase of common stock	(729)	(49,270)	—
Proceeds from exercise of stock options	4,442	1,847	1,263
Taxes paid related to net share settlement of equity awards	(9,591)	(2,969)	(3,891)
Excess tax benefit from stock-based payment arrangements	5,609	4,123	5,101
Repayment of capital lease obligations	(4,990)	(6,244)	(3,982)

Net cash provided by financing activities	245,980	254,713	651

Net increase (decrease) in cash and cash equivalents	103,515	9,463	(2,858)
Effect of exchange rate changes on cash	5,188	—	—
Cash and cash equivalents, beginning of period	17,510	8,047	10,905

Cash and cash equivalents, end of period	$126,213	$17,510	$8,047

Supplemental disclosures of cash flow information:
Cash paid for interest	$50,181	$25,218	$19,038
Cash paid for income taxes	66,759	46,297	32,125
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$5,011	$5,287	$2,949

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted Income From Continuing Operations to GAAP Net Income From Continuing Operations,

Adjusted EBITDA to GAAP Net Income, and Adjusted Operating Expenses For The Portfolio Purchasing And

Recovery Business to GAAP Total Operating Expenses

(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended December 31,
	2013			2012
	$	Per Diluted Share - Accounting	Per Diluted Share - Economic	$	Per Diluted Share - Accounting	Per Diluted Share - Economic
GAAP net income from continuing operations attributable to Encore, as reported	$24,385	$0.87	$0.90	$20,167	$0.79	$0.79
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	1,185	0.04	0.05	191	0.01	0.01
Acquisition related legal and advisory fees, net of tax	2,770	0.10	0.10	—	—	—

Adjusted income from continuing operations attributable to Encore	$28,340	$1.01	$1.05	$20,358	$0.80	$0.80

	Year Ended December 31,
	2013			2012
	$	Per Diluted Share - Accounting	Per Diluted Share - Economic	$	Per Diluted Share - Accounting	Per Diluted Share - Economic
GAAP net income from continuing operations attributable to Encore, as reported	$77,039	$2.94	$3.01	$78,571	$3.04	$3.04
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	3,274	0.12	0.13	191	0.01	0.01
Acquisition related legal and advisory fees, net of tax	12,981	0.50	0.51	2,567	0.10	0.10
Acquisition related integration and severance costs, and consulting fees, net of tax	3,304	0.13	0.13	—	—	—
Acquisition related other expenses, net of tax	2,198	0.08	0.08	—	—	—

Adjusted income from continuing operations attributable to Encore	$98,796	$3.77	$3.86	$81,329	$3.15	$3.15

Encore Capital Group, Inc.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
GAAP net income, as reported	$22,216	$20,167	$73,740	$69,477
Adjustments:
Loss from discontinued operations, net of tax	1,432	—	1,740	9,094
Interest expense	29,747	6,540	73,269	25,564
Provision for income taxes	15,278	13,361	45,388	51,754
Depreciation and amortization	5,020	1,647	13,547	5,840
Amount applied to principal on receivable portfolios	124,520	90,895	534,654	402,594
Stock-based compensation expense	3,486	2,084	12,649	8,794
Acquisition related legal and advisory fees	4,260	—	20,236	4,263
Acquisition related integration and severance costs, and consulting fees	—	—	5,455	—
Acquisition related other expenses	—	—	3,630	—

Adjusted EBITDA	$205,959	$134,694	$784,308	$577,380

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
GAAP total operating expenses, as reported	$168,466	$103,872	$575,005	$401,696
Adjustments:
Stock-based compensation expense	(3,486)	(2,084)	(12,649)	(8,794)
Operating expenses related to non-portfolio purchasing and recovery business	(12,755)	(3,092)	(36,511)	(9,291)
Acquisition related legal and advisory fees	(4,260)	—	(20,236)	(4,263)
Acquisition related integration and severance costs, and consulting fees	—	—	(5,455)	—

Adjusted operating expenses	$147,965	$98,696	$500,154	$379,348